================================================================================
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                  FORM 8-K / A
                              (AMENDMENDMENT NO. 1)


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 11, 2000
                                 Date of Report
                        (Date of earliest event reported)


                             ---------------------

                              DECRANE HOLDINGS CO.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    333-70363                  13-4019703
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
      of incorporation)                                      Identification No.)

                   C/O DLJ MERCHANT BANKING PARTNERS II, L.P.
                       277 PARK AVENUE, NEW YORK, NY 10172
          (Address, including zip code, of principal executive offices)


                                 (212) 892-3000
              (Registrant's telephone number, including area code)


                             ---------------------


                                 NOT APPLICABLE
(Former address and telephone number of principal executive offices, if changed since last report)


                             ---------------------

--------------------------------------------------------------------------------
================================================================================

                                EXPLANATORY NOTE

     On May 25, 2000, DeCrane Holdings Co. filed a Form 8-K describing our acquisition of Carl F. Booth & Co., Inc. on May 11, 2000. At the time of the filing, audited financial statements of Carl Booth compliant with Regulation S-X were not yet available. As a result, the pro forma consolidated financial information required by the Securities Exchange Act of 1934 could not be prepared. The purpose of this Form 8-K / A is to amend our initial filing with respect to the Carl Booth acquisition and provide the required audited financial statements and pro forma financial information reflecting the acquisition.


                      DOCUMENTS REFERRED TO IN THIS REPORT

     DeCrane Holdings has filed documents with the Securities and Exchange Commission that we refer to in this report. The documents we refer to and the information they contain are described below.

     - Our Form 10-K for the year ended December 31, 1999. The Form 10-K includes our audited 1999 financial statements, descriptions of our acquisition by DLJ and descriptions of companies we have acquired.

     - Our Form 10-Q for the three months ended March 31, 2000. The Form 10-Q includes our unaudited financial statements for the three months ended March 31, 2000.

     - Our Form 8-K filed on May 25, 2000. The Form 8-K includes information about our acquisition of Carl Booth.

     You may read and copy any reports, statements or other information we file at the SEC's reference room in Washington D.C. Please call the SEC at (202) 942-8090 for further information on the operation of the reference rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC, or review our SEC filings on the SEC's EDGAR web site, which can be found at http:\\www.sec.gov. You may also write or call us at our corporate office located at 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Our telephone number is (310) 725-9123.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired.

     Our Form 8-K filed on May 25, 2000 is hereby amended by deleting the paragraph in Item 7(a) and replacing it with the following:

     Audited financial statements of Carl F. Booth & Co., Inc., including related notes and independent accountants' report, are attached hereto as follows:

                                                                                                                      Page
                                                                                                                     ------
     Report of Independent Accountants .........................................................................      F-1

     Balance Sheets as of December 31, 1998 and 1999 and March 31, 2000 (unaudited) ............................      F-2

     Statements of Income for the years ended December 31, 1998 and 1999 and
       the three months ended March 31, 1999 and 2000 (unaudited) ..............................................      F-3

     Statements of Stockholders' Equity for years ended December 31, 1998 and 1999 and
       the three months ended March 31, 2000 (unaudited) .......................................................      F-4

     Statements of Cash Flows for the years ended December 31, 1998 and 1999 and
       the three months ended March 31, 1999 and 2000 (unaudited) ..............................................      F-5

     Notes to the Financial Statements .........................................................................      F-6


(b)  Pro forma financial information.

     Our Form 8-K filed on May 25, 2000 is hereby amended by deleting the paragraph in Item 7(b) and replacing it with the following:

     Unaudited pro forma consolidated financial information reflecting our acquisition of Carl F. Booth & Co., Inc., including related explanatory notes, are attached hereto as follows:

                                                                                                                      Page
                                                                                                                     -------
     Basis of Presentation .....................................................................................      P-1

     Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2000 .......................................      P-2

     Unaudited Pro Forma Consolidated Statement of Operations for the:

       Year ended December 31, 1999 ............................................................................      P-3

       Three months ended March 31, 2000 .......................................................................      P-4

     Notes to Unaudited Pro Forma Consolidated Financial Data ..................................................      P-5


(c)  Exhibits.

      Exhibit
        No.                       Exhibit Description
     ---------    --------------------------------------------------------------
      3.25.1      Certificate of Formation and Certificate of Amendment of Carl
                  F. Booth & Co., LLC *

      3.25.2      Limited Liability Company Agreement of Carl F. Booth & Co.,
                  LLC *

      10.10.3 Third Amended and Restated Credit Agreement dated as of May 11, 2000 among DeCrane Aircraft Holdings, Inc., the lenders listed therein, DLJ Capital Funding, Inc., as syndication agent, and Bank One NA, as administrative agent **

       21.1       List of Subsidiaries of Registrant *

----------
     *   Previously filed with our Form 8-K on May 25, 2000
     **  Filed herewith


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                        DECRANE HOLDINGS CO.
                                                            (Registrant)




June 16, 2000          By:  /s/  RICHARD J. KAPLAN
                            ----------------------------------------------------
                            Name:   Richard J. Kaplan
                            Title:  Assistant Secretary and Assistant Treasurer
                                    (chief accounting officer)

                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Stockholders of
Carl F. Booth & Co., Inc.


     In our opinion, the accompanying balance sheets and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Carl F. Booth & Co., Inc. at December 31, 1998 and 1999 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
April 14, 2000

                            CARL F. BOOTH & CO., INC.

                                 BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             DECEMBER 31,        MARCH  31,
                                                                                      ------------------------  -----------
                                                                                          1998         1999         2000
                                                                                      -----------  -----------  -----------
                                                                                                                 (UNAUDITED)
ASSETS

Current assets
   Cash and cash equivalents .......................................................  $     1,202  $     1,539  $     2,798
   Trade accounts receivable .......................................................          976        1,340        1,930
   Inventories .....................................................................        2,838        4,259        3,647
                                                                                      -----------  -----------  -----------
     Total current assets ..........................................................        5,016        7,138        8,375

Property, plant and equipment, net .................................................        1,402        1,709        1,734
Other assets .......................................................................           20           -            -
                                                                                      -----------  -----------  -----------

       Total assets ................................................................  $     6,438  $     8,847  $    10,109
                                                                                      ===========  ===========  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Trade accounts payable ..........................................................  $       400  $       647  $       765
   Accrued expenses and other liabilities ..........................................          191          460          364
   Customer deposits................................................................        1,308        2,941        2,768
                                                                                      -----------  -----------  -----------
     Total current liabilities .....................................................        1,899        4,048        3,897
                                                                                      -----------  -----------  -----------

Commitments and contingencies (Note 7)..............................................           -            -            -
                                                                                      -----------  -----------  -----------

Stockholders' equity
   Common stock, $1 par value, 1,000 shares authorized; 1,000 shares
     issued and outstanding at December 31, 1998 and 1999 and March 31, 2000........            1            1            1
   Additional paid-in capital ......................................................           11           11           11
   Retained earnings ...............................................................        4,527        4,787        6,200
                                                                                      -----------  -----------  -----------
     Total stockholders' equity ....................................................        4,539        4,799        6,212
                                                                                      -----------  -----------  -----------

       Total liabilities and stockholders' equity ..................................  $     6,438  $     8,847  $    10,109
                                                                                      ===========  ===========  ===========



    The accompanying notes are an integral part of the financial statements.

                            CARL F. BOOTH & CO., INC.

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                YEAR ENDED            THREE MONTHS ENDED
                                                                               DECEMBER 31,                MARCH 31,
                                                                         ------------------------  ------------------------
                                                                             1998        1999         1999          2000
                                                                         -----------  -----------  -----------  -----------
                                                                                                          (UNAUDITED)
Sales .................................................................  $     9,801  $    13,757  $     3,148  $     4,414
Cost of sales .........................................................        7,244       10,163        2,327        2,172
                                                                         -----------  -----------  -----------  -----------

Gross profit ..........................................................        2,557        3,594          821        2,242

Operating expenses
   Selling, general and administrative ................................        1,061        1,237          258          307
                                                                         -----------  -----------  -----------  -----------

Income from operations ................................................        1,496        2,357          563        1,935

Other income
   Interest income, net ...............................................           32           65           13           22
   Other income, net ..................................................            4           25           69           -
                                                                         -----------  -----------  -----------  -----------

Net income ............................................................  $     1,532  $     2,447  $       645  $     1,957
                                                                         ===========  ===========  ===========  ===========




    The accompanying notes are an integral part of the financial statements.

                            CARL F. BOOTH & CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  COMMON STOCK
                                                            ------------------------
                                                               NUMBER                   ADDITIONAL
                                                                 OF                       PAID-IN     RETAINED
                                                               SHARES       AMOUNT        CAPITAL     EARNINGS       TOTAL
                                                            -----------  -----------  -----------  -----------  -----------
Balance, December 31, 1997 ...............................        1,000  $         1  $        11  $     3,727  $     3,739

   Net income ............................................           -            -            -         1,532        1,532

   Distributions to stockholders .........................           -            -            -          (732)        (732)
                                                            -----------  -----------  -----------  -----------  -----------

Balance, December 31, 1998 ...............................        1,000            1           11        4,527        4,539

   Net income ............................................           -            -            -         2,447        2,447

   Distributions to stockholders .........................           -            -            -        (2,187)      (2,187)
                                                            -----------  -----------  -----------  -----------  -----------

Balance, December 31, 1999 ...............................        1,000            1           11        4,787        4,799

   Net income (Unaudited) ................................           -            -            -         1,957        1,957

   Distributions to stockholders (Unaudited) .............           -            -            -          (544)        (544)
                                                            -----------  -----------  -----------  -----------  -----------

Balance, March 31, 2000 (Unaudited) ......................        1,000  $         1  $        11  $     6,200  $     6,212
                                                            ===========  ===========  ===========  ===========  ===========



    The accompanying notes are an integral part of the financial statements.

                            CARL F. BOOTH & CO., INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                YEAR ENDED            THREE MONTHS ENDED
                                                                               DECEMBER 31,                MARCH 31,
                                                                         ------------------------  ------------------------
                                                                            1998          1999         1999         2000
                                                                         -----------  -----------  -----------  -----------
                                                                                                          (UNAUDITED)
Cash flows from operating activities
   Net income .........................................................  $     1,532  $     2,447  $       645  $     1,957
   Adjustments to reconcile net income to net cash
     provided by operating activities
       Depreciation ...................................................          272          312           68           66
   Changes in operating assets and liabilities
     Trade accounts receivable ........................................         (525)        (364)        (286)        (590)
     Inventories ......................................................         (966)      (1,421)        (153)         612
     Trade accounts payable ...........................................          290          247         (147)         118
     Accrued expenses and other liabilities ...........................           -           269           67          (96)
     Customer deposits ................................................        1,308        1,633          348         (173)
                                                                         -----------  -----------  -----------  ------------

       Net cash provided by operating activities ......................        1,911        3,123          542        1,894
                                                                         -----------  -----------  -----------  -----------

Cash flows from investing activities
   Purchases of property, plant and equipment .........................         (458)        (691)        (205)         (91)
   Proceeds from sale of property, plant and equipment ................           -            92           -            -
                                                                         -----------  -----------  -----------  -----------

       Net cash used for investing activities .........................         (458)        (599)        (205)         (91)
                                                                         -----------  -----------  -----------  -----------

Cash flows from financing activities
   Distributions paid to stockholders .................................         (732)      (2,187)        (495)        (544)
                                                                         -----------  -----------  -----------  -----------

       Net cash used for financing activities .........................         (732)      (2,187)        (495)        (544)
                                                                         -----------  -----------  -----------  -----------

Net increase (decrease) in cash and cash equivalents ..................          721          337         (158)       1,259
Cash and cash equivalents at beginning of period ......................          481        1,202        1,202        1,539
                                                                         -----------  -----------  -----------  -----------
Cash and cash equivalents at end of period ............................  $     1,202  $     1,539  $     1,044  $     2,798
                                                                         ===========  ===========  ===========  ===========



    The accompanying notes are an integral part of the financial statements.

                            CARL F. BOOTH & CO., INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY

     Carl F. Booth & Co., Inc. (the "Company") is a New Albany, Indiana based manufacturer of wood veneer panels primarily used in aircraft interior cabinetry. The Company operates in the U.S. and its customers are principally concentrated in the corporate aircraft industry.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     It is the policy of the Company to deposit its cash and cash equivalents in federally insured financial institutions. In addition, one of the banks used by the Company maintains a special insurance policy that covers the first $500,000 of customer's bank balances. From time to time deposits may exceed Federal Deposit Insurance Corporation ("FDIC") and special insurance limits. At December 31, 1999, the Company had approximately $1 million on deposit in excess of the FDIC and special insurance limits.

INVENTORIES

     Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged against operations in the year incurred. Depreciation is computed using the straight-line method for buildings and the double-declining balance method for machinery and equipment, vehicles and furniture and fixtures. Estimated useful lives are 40 years for buildings and building improvements and 5 to 7 years for machinery and equipment, vehicles and furniture and fixtures.

REVENUE RECOGNITION

     Revenue is recognized when products are shipped.

INCOME TAXES

     The Company elected to have its income taxed as an S corporation under provisions of the Internal Revenue Code; therefore, taxable income or loss is reported to the individual stockholders for inclusion in their tax returns, and no provision for Federal and state income tax is included in these statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued expenses and other liabilities do not significantly differ from fair values as of December 31, 1998 and 1999.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            CARL F. BOOTH & CO., INC.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

UNAUDITED INTERIM RESULTS

     The financial information as of March 31, 2000 and for the six months ended March 31, 1999 and 2000 is unaudited. In the opinion of the Company, the unaudited financial information is presented on a basis consistent with the audited financial statements and contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the interim periods are not necessarily indicative of results of operations for the full year.


NOTE 3 - ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS

ACCOUNTS RECEIVABLE

     The Company is potentially subject to concentration of credit risk as the Company relies heavily on customers operating in the domestic corporate aircraft industry. Generally, the Company does not require collateral or other security to support accounts receivable subject to credit risk. Under certain circumstances, deposits or cash-on-delivery terms are required. If necessary, the Company maintains reserves for potential credit losses and generally, such losses have historically been minimal and within management's expectations.

SIGNIFICANT CUSTOMERS

     Three customers each accounted for more than 10% of the Company's revenues as follows:

                                                                                                         DECEMBER 31,
                                                                                                     ----------------------
                                                                                                       1998         1999
                                                                                                     ---------    ---------
Gulfstream ......................................................................................          24%          24%
Falcon Jet ......................................................................................          19%          16%
Precision Pattern, Inc...........................................................................          12%          12%


NOTE 4 - INVENTORIES

     Inventories consist of the following (amounts in thousands):

                                                                                             DECEMBER 31,         MARCH 31,
                                                                                      ------------------------  -----------
                                                                                          1998         1999         2000
                                                                                      -----------  -----------  -----------
                                                                                                                 (UNAUDITED)
Raw material .......................................................................  $     2,757  $     4,067  $     3,451
Work-in-process ....................................................................           81          192          196
                                                                                      -----------  -----------  -----------
   Total inventories ...............................................................  $     2,838  $     4,259  $     3,647
                                                                                      ===========  ===========  ===========


                            CARL F. BOOTH & CO., INC.

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following (amounts in thousands):

                                                                                                         DECEMBER 31,
                                                                                                   ------------------------
                                                                                                       1998         1999
                                                                                                   -----------  -----------
Land ............................................................................................  $        35  $        35
Buildings and building improvements .............................................................          749        1,131
Machinery and equipment .........................................................................        1,678        1,789
Furniture and fixtures ..........................................................................           21           44
                                                                                                   -----------  -----------
   Total cost ...................................................................................        2,483        2,999
   Accumulated depreciation and amortization ....................................................       (1,081)      (1,290)
                                                                                                   -----------  -----------
   Net property and equipment ...................................................................  $     1,402  $     1,709
                                                                                                   ===========  ===========

     Depreciation expense for the years ended December 31, 1998 and 1999 was $272,000 and $312,000, respectively.


NOTE 6 - EMPLOYEE BENEFIT PLANS

     The Company has a savings and retirement plan which qualifies under Section 401(k) of the Internal Revenue Code in which all full-time employees are eligible to participate. In accordance with the terms of the plan, employees may elect to contribute up to 15% of their annual compensation to the plan, subject to certain limitations. The Board of Directors may elect to declare a discretionary matching contribution to the Plan of 50% of all contributions made up to 8% of each employee's salary. The Company also contributes 3% of all salaries to eligible employees to the plan at year-end. The Company's expense related to its matching contributions to the plan totaled $129,000 and $192,000 during the years ended December 31, 1998 and 1999, respectively.


NOTE 7 - COMMITMENT AND CONTINGENCIES

     The Company is involved in routine legal and administrative proceedings incidental to the normal conduct of business. Management believes the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.


NOTE 8 - SUBSEQUENT EVENT

     In May 2000, substantially all of the Company's net assets were acquired by DeCrane Aircraft Holdings, Inc.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                              BASIS OF PRESENTATION


     The following unaudited pro forma consolidated financial data for DeCrane Holdings is based on our historical financial statements adjusted to reflect:

     - our 1999 PATS, PPI, Custom Woodwork, PCI NewCo, International Custom Interiors and Infinity acquisitions; and
     - our 2000 Carl Booth acquisition, which was completed subsequent to March 31, 2000.

     For additional information on the 1999 acquisitions, see the notes to our audited consolidated financial statements included in our Form 10-K for the year ended December 31, 1999. For additional information on the Carl Booth acquisition, see our Form 8-K filed on May 25, 2000 and the Carl Booth audited financial statements included elsewhere in this Form 8-K / A. Unaudited pro forma consolidated statements of operations are presented for the year ended December 31, 1999 and the three months ended March 31, 2000. The statements reflect all of our acquisitions as if they had occurred as of January 1, 1999. The unaudited pro forma balance sheet reflects the Carl Booth acquisition as of March 31, 2000; all of the 1999 acquisitions had occurred by that date and are therefore reflected in our historical balance sheet.

     The pro forma adjustments are based upon available information and assumptions management believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with our historical audited and unaudited financial statements and related notes and the historical audited financial statements and related notes of the companies we have acquired. The pro forma financial data does not purport to represent what our actual results of operations or actual financial position would have been if the transactions described above in fact occurred on such dates or to project our results of operations or financial position for any future period or date.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2000

                                                                                  COMPANY ACQUIRED SUBSEQUENT
                                                                     DECRANE         TO MARCH 31, 2000 (2)
                                                                    HOLDINGS    --------------------------------
                                                                 HISTORICAL (1) HISTORICAL (3)       ADJUSTMENTS   PRO FORMA
                                                                 -------------- --------------       -----------   ---------
                                                                                    (DOLLARS IN THOUSANDS)
ASSETS

Current assets
   Cash and cash equivalents ...................................  $       648   $    2,798   $    12,204   (4)  $    15,650
   Accounts receivable, net ....................................       42,755        1,930            -              44,685
   Inventories .................................................       62,174        3,647            -              65,821
   Deferred income taxes .......................................        5,452           -             -               5,452
   Prepaid expenses and other current assets ...................        2,110           -             -               2,110
                                                                  -----------   ----------   -----------        -----------
     Total current assets ......................................      113,139        8,375        12,204            133,718
                                                                  -----------   ----------   -----------        -----------

Property and equipment, net ....................................       37,223        1,734            -              38,957
                                                                  -----------   ----------   -----------        -----------

Other assets, principally intangibles, net
   Goodwill and other intangibles ..............................      356,588           -         16,084   (5)      372,672
   Deferred financing costs ....................................       11,517           -          1,900   (6)       13,417
   Other assets ................................................        1,220           -             -               1,220
                                                                  -----------   ----------   -----------        -----------
     Net other assets, principally intangibles .................      369,325           -         17,984            387,309
                                                                  -----------   ----------   -----------        -----------

       Total assets ............................................  $   519,687   $   10,109   $    30,188        $   559,984
                                                                  ===========   ==========   ===========        ===========


LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities
   Current portion of long-term debt ...........................  $     5,544   $       -    $       713   (7)  $     6,257
   Accounts payable ............................................       15,840          765            -              16,605
   Accrued liabilities .........................................       27,976        3,132            -              31,108
   Income taxes payable ........................................        3,994           -             -               3,994
                                                                  -----------   ----------   -----------        -----------
     Total current liabilities .................................       53,354        3,897           713             57,964
                                                                  -----------   ----------   -----------        -----------

Long-term debt
   Senior revolving credit facility ............................       26,100           -        (26,100)  (8)           -
   Senior term facility ........................................      207,525           -         54,287   (7)      261,812
   Senior subordinated notes ...................................      100,000           -             -             100,000
   Other long-term obligations .................................        1,263           -             -               1,263
                                                                  -----------   ----------   -----------        -----------
     Total long-term debt ......................................      334,888           -         28,187            363,075
                                                                  -----------   ----------   -----------        -----------

Deferred income taxes ..........................................       21,763           -             -              21,763
Other long-term liabilities ....................................        3,223           -             -               3,223

Mandatorily redeemable preferred stock .........................       42,619           -             -              42,619
Stockholders' equity ...........................................       63,840        6,212         1,288   (9)       71,340
                                                                  -----------   ----------   -----------        -----------

       Total liabilities, mandatorily redeemable preferred
         stock and stockholders' equity ........................  $   519,687   $   10,109   $    30,188        $   559,984
                                                                  ===========   ==========   ===========        ===========



   See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999

                                                                                 ACQUISITION ADJUSTMENTS (11)
                                                                     DECRANE    ------------------------------
                                                                    HOLDINGS    HISTORICAL
                                                                 HISTORICAL (10) RESULTS (12)    ADJUSTMENTS     PRO FORMA
                                                                 --------------- ------------ ---------------   -----------
                                                                                    (DOLLARS IN THOUSANDS)

Revenues .......................................................  $   244,048   $   66,591   $    (2,890) (13)  $   307,749
Cost of sales ..................................................      165,871       46,603        (2,890) (13)      209,584
                                                                  -----------   ----------   -----------        -----------

     Gross profit (loss) .......................................       78,177       19,988            -              98,165

Selling, general and administrative expenses ...................       40,803        6,561        (1,206) (14)       46,158
Amortization of intangible assets...............................       13,073          124         2,327  (15)       15,524
                                                                  -----------   ----------   -----------        -----------

     Operating income ..........................................       24,301       13,303        (1,121)            36,483

Interest expense ...............................................       27,903           87        11,358  (16)       39,348
Other income ...................................................         (199)         (54)           -                (253)
                                                                  -----------   ----------   -----------        -----------

Income (loss) before provision for income taxes and
   extraordinary item ..........................................       (3,403)      13,270       (12,479)            (2,612)

Provision for income taxes (benefit) ...........................          952         (827)          980  (17)        1,105
                                                                  -----------   ----------   -----------        -----------

Net income (loss) ..............................................  $    (4,355)  $   14,097   $   (13,459)       $    (3,717)
                                                                  ===========   ==========   ===========        ===========




   See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 2000

                                                                                 ACQUISITION ADJUSTMENTS (11)
                                                                     DECRANE     ----------------------------
                                                                     HOLDINGS    HISTORICAL
                                                                 HISTORICAL (10) RESULTS (12)   ADJUSTMENTS      PRO FORMA
                                                                 --------------- ------------ ---------------   -----------

                                                                                    (DOLLARS IN THOUSANDS)

Revenues .......................................................  $    79,178   $    4,414   $    (1,102) (13)  $    82,490
Cost of sales ..................................................       52,463        2,172        (1,102) (13)       53,533
                                                                  -----------   ----------   -----------        -----------

     Gross profit (loss) .......................................       26,715        2,242            -              28,957

Selling, general and administrative expenses ...................       11,609          307            -   (14)       11,916
Amortization of intangible assets...............................        4,213           -            134  (15)        4,347
                                                                  -----------   ----------   -----------        -----------

     Operating income ..........................................       10,893        1,935          (134)            12,694

Interest expense (income).......................................        8,676          (22)        1,618  (16)       10,272
Other expenses .................................................           64           -             -                  64
                                                                  -----------   ----------   -----------        -----------

Income (loss) before provision for income taxes and
   extraordinary item ..........................................        2,153        1,957        (1,752)             2,358

Provision for income taxes (benefit) ...........................        1,398           -             92  (17)        1,490
                                                                  -----------   ----------   -----------        -----------

Net income (loss) ..............................................  $       755   $    1,957   $    (1,844)       $       868
                                                                  ===========   ==========   ===========        ===========



   See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


(1) Reflects our financial position subsequent to our 1999 PATS, PPI, Custom Woodwork, PCI NewCo, International Custom Interiors and Infinity acquisitions. Excludes the effect of our acquisition of Carl Booth that occurred subsequent to March 31, 2000.

(2) Reflects our acquisition of Carl Booth subsequent to March 31, 2000. The acquisition was funded with borrowings under our senior credit facility and the proceeds from the sale of common stock. Concurrently with the Carl Booth acquisition financing, we also increased our senior term debt borrowings to refinance other existing senior credit facility indebtedness and to raise additional cash to fund future acquisitions. The sources and uses of funds from the financing were as follows:

                                                                                         CARL        SENIOR
                                                                                         BOOTH       CREDIT
                                                                                      ACQUISITION   FACILITY
                                                                                       FINANCING   REFINANCING   PRO FORMA
                                                                                      -----------  -----------  -----------
                                                                                              (DOLLARS IN THOUSANDS)
       SOURCES:

       Acquisition financing:
         Senior credit facility borrowings .........................................  $    11,998  $   (11,998) $        -
         Proceeds from sale of common stock ........................................        7,500           -         7,500
       Senior credit facility refinancing (a):
         Term A facility ...........................................................           -         2,500        2,500
         Term D facility ...........................................................           -        52,500       52,500
                                                                                      -----------  -----------  -----------
           Total sources ...........................................................  $    19,498  $    43,002  $    62,500
                                                                                      ===========  ===========  ===========

       USES:

       Acquisition:
         Purchase of net assets ....................................................  $    18,653  $        -   $    18,653
         Acquisition fees and expenses .............................................          845           -           845
       Senior credit facility refinancing (a):
         Acquisition revolving credit facility (b)..................................           -        25,000       25,000
         Working capital revolving credit facility (b)..............................           -         1,100        1,100
         Financing fees and expenses ...............................................           -         1,900        1,900
         Excess cash (b) ...........................................................           -        15,002       15,002
                                                                                      -----------  -----------  -----------
           Total uses ..............................................................  $    19,498  $    43,002  $    62,500
                                                                                      ===========  ===========  ===========
----------

       (a) Excludes the conversion of $69.3 million of Term C indebtedness to Term B indebtedness in conjunction with the refinancing.

       (b) A portion of the proceeds from the financing were used to repay $32.0 million of then existing revolving credit facility borrowings. The pro forma balance sheet reflects the repayment of $26.1 million of revolving credit facility borrowings outstanding as of March 31, 2000 and the excess funds as cash.

(3)  Reflects the historical financial position of Carl Booth.

(4) Reflects $15.0 million of excess cash received in connection with the financing reduced by $2.8 million of Carl Booth cash not acquired.

(5) Reflects the excess of the Carl Booth purchase price over the fair value of the assets acquired. For purposes of this pro forma consolidated financial data, we allocated the excess purchase prices to goodwill and amortized the amounts on a straight-line basis over 30 years. Such allocations are preliminary and may change upon completion of the final valuations of the assets acquired.

(6)  Reflects financing fees and expenses associated with the financing.

(7) Reflects the increase resulting from the senior term debt borrowings in connection with the financing.

(8) Reflects the repayment of existing borrowings with a portion of the proceeds from the financing.

(9) Reflects the proceeds from the sale of common stock, reduced by the elimination of Carl Booth's stockholders' equity upon acquisition.

(10) Reflects our historical results of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 derived from our historical audited and unaudited consolidated financial statements.

(11) Reflects the historical results of operations of companies we acquired for the periods not included in our historical results.

(12) Reflects the results of operations of companies we acquired that are not included in our historical results. The results of operations for the companies we acquired are for the periods from the beginning of the period presented to the dates indicated below. For periods subsequent to those dates, their respective results of operations are included in our historical results.

     1999 ACQUISITIONS

     -    PATS - January 21, 1999;

     -    PPI - April 22, 1999;

     -    Custom Woodwork - August 4, 1999;

     -    PCI NewCo - October 5, 1999;

     -    International Custom Interiors - October 7, 1999;

     -    Infinity - December 16, 1999; and


     2000 ACQUISITION

     -    Carl Booth - March 31, 2000.

     A table summarizing the acquired companies' results of operations for the twelve months ended December 31, 1999 appears below. For the three months ended March 31, 2000, the amounts reflect the historical results of operations for Carl Booth.

                                                                                       INTERNATIONAL
                                                                     CUSTOM       PCI      CUSTOM              CARL
                                                PATS        PPI     WOODWORK     NEWCO    INTERIORS INFINITY   BOOTH      TOTAL
                                              --------   --------   --------   --------   --------- --------  --------   --------
                                                                                  (DOLLARS IN THOUSANDS)
YEAR ENDED DECEMBER 31, 1999

Revenues ...................................  $    451   $ 12,757   $  4,972   $  6,692   $  4,753   $ 23,209  $ 13,757   $ 66,591
Cost of sales ..............................     1,229      8,435      2,203      4,747      3,057     16,769    10,163     46,603
                                              --------   --------   --------   --------   --------   --------  --------   --------

Gross profit (loss) ........................      (778)     4,322      2,769      1,945      1,696      6,440     3,594     19,988

Selling, general and administrative expenses       611        944        262        520        492      2,495     1,237      6,561
Amortization of intangible assets ..........         -        124          -          -          -          -         -        124
                                              --------   --------   --------   --------   --------   --------  --------   --------

Operating income (loss) ....................    (1,389)     3,254      2,507      1,425      1,204      3,945     2,357     13,303

Interest expense (income) ..................        23        127        (11)        (2)       (19)        34       (65)        87
Other expenses (income) ....................        11        (33)         -         (3)        (4)         -       (25)       (54)
                                              --------   --------   --------   --------   --------   --------  --------   --------

Income (loss) before provision for
  income taxes and extraordinary item ......    (1,423)     3,160      2,518      1,430      1,227      3,911     2,447     13,270

Provision for income taxes (benefit) .......    (1,244)         -          -          -        417          -         -       (827)
                                              --------   --------   --------   --------   --------   --------  --------   --------

Net income (loss) ..........................  $   (179)  $ 3,160    $  2,518   $  1,430   $    810   $  3,911  $  2,447   $ 14,097
                                              ========   ========   ========   ========   ========   ========  ========   ========


(13) Reflects the elimination of intercompany sales.

(14) Reflects the net decrease in selling, general and administrative expenses attributable to the following:

                                                                                                                  THREE
                                                                                                  YEAR ENDED  MONTHS ENDED
                                                                                                 DECEMBER 31,   MARCH 31,
                                                                                                     1999         2000
                                                                                                 -----------  -----------
                                                                                                  (DOLLARS IN THOUSANDS)

     Acquisition related expenses (a)..........................................................  $      (716) $        -
     Bonuses and employment contract termination expenses (b)..................................         (468)          -
     Other, net (c) ...........................................................................          (22)          -
                                                                                                 -----------  -----------
       Decrease in selling, general and administrative expenses ...............................  $    (1,206) $        -
                                                                                                 ===========  ===========

----------
     (a) Reflects a reduction for non-capitalizable acquisition expenses incurred by PATS and Infinity on behalf of their stockholders related to their respective acquisitions by us.

     (b) Reflects a reduction in expenses attributable to employment contract termination expenses and nonrecurring bonuses awarded prior to, and in anticipation of, our acquisitions of PATS and Infinity.

     (c) Reflects cost savings attributable to employee benefit plans implemented at the companies we acquired.


(15) Reflects the net increase in amortization expense pertaining to the amortization of goodwill and other intangible assets related to the companies we have acquired as follows:

                                                                                          YEARS                     THREE
                                                                         INTANGIBLE     ESTIMATED   YEAR ENDED  MONTHS ENDED
                                                                            ASSET        USEFUL    DECEMBER 31,   MARCH 31,
                                                                           AMOUNT       LIFE (A)       1999         2000
                                                                         -----------    ---------  ------------ ------------
                                                                                       (DOLLARS IN THOUSANDS)
       Elimination of predecessor basis amortization (b)...............                            $      (124) $        -
       Amortization attributable to companies acquired (c):
         Goodwill .....................................................  $   127,006       30            2,180          134
         Customer contracts ...........................................        8,390        7              100           -
         FAA certifications ...........................................        2,000       15               11           -
         Engineering drawings .........................................        2,624       15               25           -
         Assembled workforce ..........................................        2,327        7              135           -
                                                                                                   -----------  -----------
           Net increase in amortization expense .......................                            $     2,327  $       134
                                                                                                   ===========  ===========

----------
     (a) Amortized on a straight-line basis over the respective estimated useful lives.

     (b) Reflects the elimination of amortization expense recorded by PPI for the period prior to their acquisition.

     (c) Reflects adjustments for all of our 1999 acquisitions and our 2000 Carl Booth acquisition from the beginning of the period presented to their respective acquisition dates; subsequent to those dates, amortization expense is included in our historical results.


(16) Reflects the net increase in interest expense, including deferred financing cost amortization and commitment fees, as a result of our 1999 acquisitions and our 2000 Carl Booth acquisition as if they all had occurred on January 1, 1999.

     The components of pro forma interest expense are summarized in the table on the following page.

                                                                                                                   THREE
                                                                                                   YEAR ENDED   MONTHS ENDED
                                                                                                   DECEMBER 31,   MARCH 31,
                                                                     RATE OR TERM        AMOUNT        1999         2000
                                                                   ----------------    ----------  ------------ ------------
                                                                                       (DOLLARS IN THOUSANDS)
       Senior credit facility (a):
         Term facilities:
           Term A ..............................................   LIBOR (b) + 3.0%           (c)        3,450          897
           Term B ..............................................   LIBOR (b) + 3.5%           (d)       11,930        3,215
           Term D ..............................................   LIBOR (b) + 4.0%           (e)        8,668        2,337
       Senior subordinated notes ...............................        12.00%            100,000       12,000        3,000
       Customer advance ........................................         7.50%                (f)          380           76
       Other long-term obligations .............................     6.5% to 21.0%            (g)          151           60
       Deferred financing cost amortization:
         Senior revolving credit facilities ....................      6 years (h)           1,277          213           53
         Senior term facilities:
           Term A ..............................................      6 years (i)           1,141          343           82
           Term B ..............................................      7 years (i)           4,211          679          169
           Term D ..............................................      6 years (i)           3,100          481          120
         Senior subordinated notes .............................     10 years (i)           5,810          581          145
       Commitment fees and expenses ............................                                           472          118
                                                                                                   -----------  -----------
           Pro forma interest expense (j) ......................                                   $    39,348  $    10,272
                                                                                                   ===========  ===========

----------
     (a) Reflects our senior credit facility as amended for all of our 1999 acquisitions, our 2000 acquisition of Carl Booth and the concurrent debt refinancing, as if all events had occurred on January 1, 1999.

     (b) Calculations based on the historical LIBOR rates charged during the respective periods. The weighted average historical LIBOR rates were as follows:

                                                                                                                    THREE
                                                                                                    YEAR ENDED  MONTHS ENDED
                                                                                                   DECEMBER 31,   MARCH 31,
                                                                                                       1999         2000
                                                                                                   ------------ ------------
           Term A facility ......................................................................     5.368%       6.111%
           Term B facility ......................................................................     5.369%       6.119%
           Term D facility ......................................................................     5.396%       6.191%

     (c) Reflects Term A facility borrowings of $34.5 million at December 31, 1998 plus $7.5 million pro forma additional borrowings as of January 1, 1999 for our Infinity and Carl Booth acquisitions, reduced by quarterly principal payments of $500,000 on March 31, 1999, $531,000 on June 30 and September 30, 1999 and $1.1 million on December 31, 1999 and March 31, 2000. The pro forma weighted average borrowings outstanding under the Term A facility were $41.2 million for the twelve months ended December 31, 1999 and $39.4 million for the three months ended March 31, 2000.

     (d) Reflects Term B facility borrowings of $44.9 million at December 31, 1998 plus $90.0 million pro forma additional borrowings as of January 1, 1999 for our PATS and PPI acquisition, reduced by quarterly principal payments of $163,000 on March 31, 1999 and $338,000 commencing June 30, 1999. The pro forma weighted average borrowings outstanding under the Term B facility were $134.5 million for the twelve months ended December 31, 1999 and $133.7 million for the three months ended March 31, 2000.

     (e) Reflects Term D facility pro forma additional borrowings of $92.5 million as of January 1, 1999 for our Infinity and Carl Booth acquisitions and to repay then existing revolving credit facility borrowings as of January 1, 1998, reduced by quarterly principal payments of $100,000 on March 31, 1999 and $231,000 commencing June 30, 1999. The pro forma weighted average borrowings outstanding under the Term D facility were $92.3 million for the twelve months ended December 31, 1999 and $91.7 million for the three months ended March 31, 2000.

     (f) Reflects a $5.0 million customer advance related to our PATS acquisition, pro forma as of January 1, 1999, reduced by principal payments of $975,000 on November 30, 1999. The pro forma weighted average advance outstanding was $4.9 million for the twelve months ended December 31, 1999 and $4.0 million for the three months ended March 31, 2000.

     (g) Reflects historical interest expense related to capital lease obligations and equipment term debt financing.

     (h) Deferred financing costs are amortized on a straight-line basis over the term of the agreement.

     (i) Deferred financing costs are amortized using the effective interest method.

     (j) A 0.125% change in the interest rates charged on variable rate borrowings would change interest expense and net income (loss) by:

                                                                                                                    THREE
                                                                                                    YEAR ENDED  MONTHS ENDED
                                                                                                   DECEMBER 31,   MARCH 31,
                                                                                                       1999         2000
                                                                                                   ------------ ------------
                                                                                                    (DOLLARS IN THOUSANDS)
       Interest expense .........................................................................  $       340  $        83
       Net income (loss) ........................................................................          207           51

(17) Represents an increase in the provision for income taxes as a result of reflecting a pro forma provision for income taxes on the income of PPI, Custom Woodwork, PCI NewCo, Infinity and Carl Booth which were taxed as S Corporations or partnerships prior to their acquisitions, partially offset by a decrease in pro forma taxable income. The effective tax rate differs from the U.S. federal statutory rate primarily due to goodwill amortization related to acquisitions not deductible for income tax purposes and state and foreign income taxes.

(18) Supplemental pro forma financial information is as follows:

                                                                                                                    THREE
                                                                                                    YEAR ENDED  MONTHS ENDED
                                                                                                   DECEMBER 31,   MARCH 31,
                                                                                                       1999         2000
                                                                                                   ------------ ------------
                                                                                                    (DOLLARS IN THOUSANDS)
       Net cash provided by (used for):
         Operating activities ...................................................................  $    24,050  $    (1,953)
         Investing activities ...................................................................     (174,411)     (29,858)
         Financing activities ...................................................................      147,494       23,014
       EBITDA (a) ...............................................................................       71,833       19,183
       Depreciation and amortization (b) ........................................................       22,311        6,400
       Capital expenditures:
         Paid in cash ...........................................................................        8,793        1,679
         Financed with capital lease obligations ................................................        1,865           58
       Cash interest expense ....................................................................       37,051        9,703
       Ratio of earnings to fixed charges (c) ...................................................           --         1.2x

----------
(a) EBITDA equals operating income plus depreciation, amortization, the 1999 Systems Integration Group non-recurring restructuring charge, DLJ advisory fees, non-cash acquisition related charges and other non-operating costs. EBITDA is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to income from operations or net income computed in accordance with generally accepted accounting principles, as an indicator of our operating performance, as an alternative to cash flow from operating activities or as a measure of liquidity. The funds depicted by EBITDA are not available for our discretionary use due to funding requirements for working capital, capital expenditures, debt service, income taxes and other commitments and contingencies. We believe that EBITDA is a standard measure of liquidity commonly reported and widely used by analysts, investors and other interested parties in the financial markets. However, not all companies calculate EBITDA using the same method, and the EBITDA numbers set forth above may not be comparable to EBITDA reported by other companies.

(b) Reflects depreciation and amortization of plant and equipment, goodwill and other intangible assets. Excludes amortization of deferred financing costs, which are classified as a component of interest expense.

(c) For purposes of calculating the ratio of earnings to fixed charges, earnings represent net income before income taxes, minority interest in the income of majority-owned subsidiaries, extraordinary items and fixed charges. Fixed charges consist of:

     -    interest, whether expensed or capitalized;

     - amortization of debt expense and discount relating to any indebtedness, whether expensed or capitalized; and

     - one-third of rental expense under operating leases which is considered to be a reasonable approximation of the interest portion of such expense.

     There were deficiencies of earnings to fixed charges of $2.4 million for the year ended December 31, 1999.